EXHIBIT 22

                             LIST OF SUBSIDIARIES

    Hanger Orthopedic Group, Inc.                                84-0904275

    OPNET, Inc.                                                  93-1203555

    DOBI-Symplex, Inc.                                           52-1770022

    Southern Prosthetics Supply, Inc.                            58-0276760

    Montana Orthotics & Prosthetics, Inc.                        81-0458574

    Rehabilitation Engineering, Inc.                             59-2106177

    Columbia Brace Acquisition Corp.                             52-1856088

    Hanger Prosthetics & Orthotics, Inc.                         52-1486235